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                                                                    EXHIBIT 10.9


                             DISTRIBUTION AGREEMENT


         This DISTRIBUTION AGREEMENT (this "AGREEMENT") is made and entered into as of October 1, 1996 (the "EFFECTIVE DATE"), by and between EDUDATA CORPORATION, a Delaware corporation ("EDUDATA"), and BOSTON MARKETING COMPANY, LTD., a Japanese corporation ("BMC").

SECTION 1.       DEFINITIONS.

         1.1. Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

                 "DENTAL MARKET" means persons engaged in (i) the business of selling dental and/or orthodontic products and/or services, (ii) the practice of dental or orthodontic medicine, and (iii) the administration of educational institutions authorized to confer degrees for the study of dentistry and orthodontics.

                 "SALE PERIOD" means the period commencing on the Effective Date and ending on the first anniversary thereof, and every consecutive twelve-month period thereafter throughout the term of this Agreement.

                 "SYSTEM DEVICE" means Model No. CS6110 S/B with frame grabber, CS 6110P S/B with frame grabber and CS6110 S/B without frame grabber, or any successor devices thereto, which shall be identical to the CCDs and the CCUs shipped to EDUDATA by BMC since December 1995.

                 "TELICAM MARK" shall mean the trademark more particularly identified on Annex A hereto.

                 "TERRITORY" means the entire world.


SECTION 2.       APPOINTMENT AND ACCEPTANCE.

         2.1. Exclusive Appointment. BMC hereby appoints EDUDATA, and EDUDATA hereby accepts such appointment, as BMC's exclusive distributor of the System Devices to the Dental Market throughout the Territory. EDUDATA, without the consent of BMC, shall have the right to appoint subdistributors and sales representatives to sell the System Devices under the provisions of this Agreement. BMC shall not sell or otherwise distribute, or appoint any person to sell or otherwise distribute, the System Devices to the Dental Market in the Territory





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without the prior written consent of EDUDATA, which consent may be withheld in
EDUDATA's sole and absolute discretion. EDUDATA shall also have a right-of-first-refusal to be appointed the exclusive distributor within the Territory of any additional products, accessories or equipment reasonably associated with the System Devices, having applications to the Dental Market (collectively, "ADDITIONAL DEVICES"), developed, marketed or sold by BMC following the Effective Date of this Agreement, and BMC agrees to notify EDUDATA of the development, marketing and/or sale of any such Additional Devices as soon as practicable after the commencement of such development, marketing and/or sales efforts by BMC. The terms and conditions of EDUDATA's appointment with respect to any Additional Devices shall be agreed to pursuant to good faith negotiations between the parties.

         2.2. Term and Termination of Agreement. The term of this Agreement shall commence on the Effective Date and shall continue for a period of five
(5) years thereafter, unless sooner terminated as provided in this section (the "INITIAL TERM"). If at the end of the period ending 180 days prior to the expiry of the Initial Term, this Agreement has not been terminated, the parties, by mutual written agreement, may renew this Agreement on the same terms and conditions as set forth herein for one (1) additional five (5) year term (the "ADDITIONAL TERM"). During the Initial Term and the Additional Term, if any, BMC shall only have the right to terminate this Agreement if (a) EDUDATA fails to purchase an aggregate of 2,500 System Devices during any Sale Period, (b) EDUDATA purchases CCDs or CCUs for use in its intraoral camera systems from third parties (provided, however, that BMC shall have no right to terminate this Agreement if EDUDATA orders System Devices from BMC and BMC fails to fill such orders on a timely basis) or (c) EDUDATA fails to pay in full for any System Device within 30 days of such System Device's delivery to EDUDATA.


SECTION 3.       PURCHASE PRICE AND PAYMENT TERMS.

         3.1. Price. During the first two Sale Periods under this Agreement, the price for each System Device shall be $750 (f.o.b. Japan); provided, however, that BMC shall have the right at any time following six months written notice to EDUDATA to increase such price. In the event such price increase is not acceptable to EDUDATA, EDUDATA shall have the right to terminate this Agreement. The purchase price for each System Device shall be paid by wire transfer to BMC's Japan office. All prices will be determined and paid in U.S. Dollars. EDUDATA shall have the right, in its sole and absolute discretion, to establish the prices, charges and terms governing its sale of the System Devices to third parties.

         3.2. Taxes and Other Charges. The purchase price for the System Devices does not include taxes and other charges. All shipping, handling, insurance, brokerage and other charges and all import duties, sales, use or privilege taxes, value-added taxes, excise or similar taxes, duties or assessments, and other related charges levied by any jurisdiction pertaining to the System Devices, other than taxes computed on the basis of the income of BMC, shall be paid by EDUDATA.





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SECTION 4.       WARRANTY; LIMITATION OF LIABILITY

         4.1. Product Warranty. BMC warrants to EDUDATA that the System Devices purchased by EDUDATA pursuant to this Agreement shall be free from defects in design, materials and workmanship, and that it shall function in accordance with the specifications provided to EDUDATA by BMC (the "PRODUCT WARRANTY"). With respect to each System Device, the Product Warranty shall remain in effect until the earlier to occur of (a) 12 months following the delivery of such device to EDUDATA and (b) the incorporation of such System Device into an EDUDATA intraoral camera system. BMC agrees to repair or replace any defect in design, materials and\or workmanship on any System Device during the term of the Product Warranty. Any warranty service hereunder shall include only parts, but shall not include the cost of repairing or replacing those parts and equipment damaged or rendered inoperable by the customer's neglect or abuse. The foregoing warranty shall not apply to any System Devices or parts thereof which have been (a) improperly repaired or altered, (b) subjected to misuse, misapplication, negligence or accident or (c) used in a manner contrary to BMC's directions. This warranty does not apply to defects in materials or designs provided or stipulated by EDUDATA which are not standard parts provided by BMC in the manufacture of the System Devices.


SECTION 5.  TRADEMARKS, TRADE NAMES AND COPYRIGHTS.

         5.1. Use of TELICAM Mark. During the term of this Agreement, BMC hereby grants an unconditional and irrevocable license to EDUDATA to use the TELICAM Mark in connection with marketing the System Device in the Territory.

         5.2     Identification as Authorized Distributor.   EDUDATA shall have
the right to represent itself as the exclusive authorized distributor of the System Devices.

         5.3 EDUDATA's Marks. BMC shall permit EDUDATA to place EDUDATA's, or any of its subsidiaries' or affiliates' name, trademark, or logo on each System Device to be distributed by EDUDATA.

         5.4 Use of Intellectual Property. Nothing contained herein shall be construed to allow BMC to use, in any fashion, any patent, copyright, trade name or other item of intellectual property owned or otherwise held by EDUDATA. Except as expressly provided herein, nothing contained herein shall be construed to allow EDUDATA to use, in any fashion, any patent, copyright, trade name or other item of intellectual property owned or otherwise held by BMC.





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SECTION 6. REPRESENTATIONS AND WARRANTIES.

         6.1. Representations and Warranties of BMC. BMC represents, warrants and covenants to EDUDATA that:

                 6.1.1. Distribution Rights. BMC has (a) BMC has the exclusive right to sell and distribute the System Devices throughout the world, including without limitation, the right to sublicense the right to sell and distribute the System Devices in the Territory; (b) BMC has not granted any rights to any third party operating within the Territory relating to the System Devices; (c) BMC has not entered into any agreements providing for the sale and/or distribution of the System Devices to any third party within the Territory; and that (d) this Agreement is a valid, binding and enforceable obligation of BMC, has been authorized by all necessary corporate action, and will not violate any other agreement or relationship to which BMC is a party.

                 6.1.2. Ownership of Intellectual Property. BMC has the unrestricted right to use the TELICAM Mark within the territory, including without limitation the right to grant the license to use the TELICAM Mark to EDUDATA set forth in Section 5 of this Agreement; and BMC has not entered into any agreements with any third party operating within the Territory granting a right to use of the TELICAM Mark.

                 6.1.3. Knowledge of Violations. To the best of BMC's knowledge, neither the manufacture, distribution and sale in the Territory of the System Devices nor the use by EDUDATA of the TELICAM Mark will violate or infringe upon any patent, trademark, service mark, trade name, copyright, trade secret, proprietary right, process or other intellectual property right of any other person; and further, the transactions contemplated by this Agreement will not result in any such violation; and

                 6.1.4. Licenses and Permits. BMC possesses from the appropriate regulatory agencies, commissions, boards and governmental authorities, whether national, regional or local state, all licenses, permits, the authorizations, approvals, franchises and rights which are necessary for BMC to distribute and sell the System Devices; and all such certificates, licenses, permits, authorizations and rights have been lawfully and validly issued, are in full force and effect and to the best of BMC's knowledge will not be revoked, canceled, withdrawn, terminated or suspended.

         6.2. Representations and Warranties of EDUDATA. EDUDATA represents, warrants and covenants to BMC that:

                 6.2.1. No Conflict. This Agreement is a valid, binding and enforceable obligation of EDUDATA, has been authorized by all necessary corporate action, and will not violate any other agreement or relationship to which EDUDATA is a party; and





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                 6.2.2.   Licenses and Permits.  EDUDATA possesses from the
appropriate regulatory agencies, commissions, boards and governmental bodies and authorities, whether national, regional or local, all licenses, permits, authorizations, approvals, franchises and rights which are necessary for EDUDATA to distribute and sell the System Devices (other than licenses, permits, authorizations, approvals, franchises and rights which are necessary for the design, manufacture, distribution and/or sale of medical and/or dental devices as to which EDUDATA makes no representation, warranty or covenant); and all such certificates, licenses, permits, authorizations and rights have been lawfully and validly issued, are in full force and effect and to the best of EDUDATA's knowledge will not be revoked, canceled, withdrawn, terminated or suspended.


SECTION 7. TERM AND TERMINATION

         7.1. Reasons. Notwithstanding anything to the contrary contained in Section 2 hereof, and subject to EDUDATA's rights contained in Section 3.1 hereof, this Agreement, including without limitation the license granted pursuant to Section 5 hereof, shall terminate prior to its scheduled expiration as follows:

                 (a)      At any time by mutual written consent;

                 (b) Immediately upon notice by the adversely affected party, if (i) a party materially breaches any of the terms and conditions of or representations contained in this Agreement or (ii) fails to cure any such breach within thirty (30) days of receipt by the breaching party of notice of such breach except for breaches relating to the non-payment of undisputed outstanding invoices which shall be cured within three (3) business days; and

                 (c) Immediately upon notice of the nonaffected party, if a court having jurisdiction shall (i) enter a decree or order for relief in respect of a party hereto in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of a party hereto or of any substantial part of the property of a party hereto (including, without limitation, such party's subsidiaries, if any, and their property), or (iii) order the winding up or liquidation of such party's affairs, where any such decree or order for relief or any such other decree or order remains unstayed and in effect for a period of sixty (60) consecutive days.

         7.2. Consequences of Expiration or Termination. Upon expiration or prior termination of this Agreement:

                 (a) Unfilled Orders. Any orders received by BMC that are unfilled on the effective date of expiration or termination of this Agreement shall not be affected by such termination or expiration, and shall be timely filled by BMC except where termination is due





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to EDUDATA's breach; provided, however, that EDUDATA's termination of this
Agreement pursuant to Section 3.1 shall not be deemed to constitute a breach;

                 (b) Settling of Accounts; Etc. EDUDATA shall (i) pay to BMC all amounts owing to BMC under any binding order for System Devices as such payments become due; (ii) cease to engage in advertising or promotional activities concerning the System Device and the use of the TELICAM Mark or any other trademark authorized by BMC pursuant to this Agreement; (iii) cease to represent, in any manner, that EDUDATA has been designated by BMC to sell the System Device; and (iv) deliver to BMC, at EDUDATA's expense, all documents concerning the System Devices which are then in EDUDATA's possession and which contain confidential information of BMC (provided, however that EDUDATA shall not be required to return order or shipping documents containing information). BMC shall within thirty (30) days from the date of expiration or termination of this Agreement (i) refrain from using EDUDATA's trade names, trademarks, and logos in connection with any of BMC's activities; (ii) cease to represent, in any manner, that EDUDATA is responsible for the distribution of the System Devices, and (iii) deliver to EDUDATA, at BMC's expense, all of the EDUDATA confidential information then in the possession of BMC, its Subsidiaries or its Affiliates;

                 (c) Continued Right to Use "Teli" Name. For a period of six (6) months following the termination of this Agreement, EDUDATA shall have the right to use the name "Telicam" in connection with its distribution and sale of intraoral cameras;

                 (d) Continued Right to Sell System Devices. For a period ending on the earlier to occur of (i) six (6) months following the termination of this Agreement and (ii) the sale of the last System Device held by EDUDATA, EDUDATA and its subdistributors and sales representatives, shall continue to have the right to sell the System Device;

                 (e) Claims for Indemnity. NEITHER PARTY SHALL, IN CONNECTION WITH THE EXPIRATION OR TERMINATION OF THIS AGREEMENT, HAVE THE RIGHT TO CLAIM ANY INDEMNITY, REIMBURSEMENT OR COMPENSATION FOR ALLEGED LOSS OF CLIENTELE, GOODWILL, OR THE LIKE OR HAVE ANY OTHER RIGHT TO COMPENSATION FOR LOSSES OR DAMAGES RESULTING FROM THE EXPIRATION OR TERMINATION, EACH PARTY ACKNOWLEDGING THAT IT HAS DECIDED AND WILL DECIDE ON ALL INVESTMENTS, EXPENDITURES AND COMMITMENTS IN FULL AWARENESS OF THE POSSIBILITY OF ITS LOSSES OR DAMAGES RESULTING FROM SUCH EXPIRATION OR TERMINATION AND IS WILLING TO BEAR THE RISK THEREOF;

                 (f)      Loss of Profits on Anticipated Sales.
Notwithstanding anything herein to the contrary, any claim of BMC under this Agreement for loss of profits on anticipated sales as a consequence of a breach by EDUDATA shall be limited to (i) $750 multiplied by 12,500 less (ii) $750 multiplied by the number of System Devices purchased by EDUDATA pursuant to this Agreement. The parties agree that in the event of EDUDATA's breach of this





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Agreement, BMC shall be obligated to use its best efforts to mitigate its damages; and that the foregoing measure of damages shall not be deemed to be a provision for liquidated damages; and

                 (g) Survival. Notwithstanding anything to the contrary herein contained, the provisions of Sections 7.2, 8.1, 8.5 and 8.6 and EDUDATA's obligation to pay for all operable System Devices which are delivered to EDUDATA shall survive the expiration or other termination, for any reason whatsoever of this Agreement.


                           SECTION 8. MISCELLANEOUS.

         8.1. Indemnification. Each party agrees, if promptly notified by the other, to indemnify and hold harmless the other from and against all claims or liabilities resulting directly or indirectly from any breach by the indemnifying party of any obligation under this Agreement, from any violation by the indemnifying party of applicable law or regulation, from any misrepresentation of the indemnifying party, or from any claim arising out of any breach of any representation or warranty contained herein. In addition, BMC shall indemnify and hold harmless EDUDATA from and against all claims or liabilities which EDUDATA may suffer as a direct or indirect result of the "Teli" name or the System Device infringing upon any patent, trade secret, trademark or copyright or any other proprietary right held by a third party when the "Teli" name and/or the System Device are used by EDUDATA in the manner agreed upon by BMC and EDUDATA. Such indemnification shall include the payment of reasonable attorneys' fees and other costs incurred by the indemnified party in defending against such claims except that the indemnifying party must have the right to control the defense and must approve any settlements.

         8.2. Force Majeure. No party shall be liable for failure to perform or delay in performing any obligation under this Agreement or any individual contract of sale hereunder if such failure or delay is due to fire, flood, earthquake, strike, labor trouble or other industrial disturbance, war (declared or undeclared), embargo, blockade, shortage of labor, materials or equipment, legal prohibition, governmental action, riot, insurrection, damage, destruction or any other cause beyond the control of such defaulting party preventing or delaying the performance.

         8.3. Scope of Authority. The relationship of the parties under this Agreement shall be and at all times shall remain one of independent contractor. For the purposes of this Agreement, neither EDUDATA nor BMC is a partner, agent, employee or legal representative of the other party.

         8.4. Assignment. No party may transfer the rights or delegate the duties provided for under the terms of this Agreement without the prior written consent of the other party. Notwithstanding the foregoing sentence, no consent shall be necessary for an assignment made by EDUDATA to any Subsidiary of EDUDATA, to a purchaser of all or substantially all of the





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assets of EDUDATA, or to any corporation into which EDUDATA may merge, providing that EDUDATA is the surviving corporation subsequent to any such merger.

         8.5. Governing Law. This Agreement and any contract of sale concluded in accordance with this Agreement shall be interpreted and their effects shall be determined in accordance with the laws of the State of California, applicable to contracts made within and to be performed solely within the State of California.

         8.6. Attorneys' Fees. If any action, suit, arbitration or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used herein, "attorneys' fees" shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as defined by any statute or rule of court.

         8.7. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason or in any respect whatsoever, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         8.8. Waiver and Amendments. No failure or delay on the part of either party hereto in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single waiver or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by both of the parties hereto, and with respect to such waivers or consents shall be effective only in the specific instance and for the specific purpose for which given.

         8.9. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         8.10. Entire Agreement. This Agreement and the annexes hereto, when signed by the authorized representatives of all parties hereto, shall constitute the only agreement among them with respect to the distribution of the System Devices and shall supersede all prior agreements.





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         8.11.   Consent to Service of Process; Jurisdiction.

                 8.11.1 Except as provided in Section 8.1.2 below, the parties hereto agree that any dispute arising out of this Agreement, whether arising in contract, tort, equity, or otherwise, may be resolved by state or federal courts located in California. Each of the parties hereto waives in any such dispute any objection that it may have to such California courts considering the dispute including, without limitation, any objection to the laying of venue or based on the ground of forum non conveniens.

                 8.11.2 Each of the parties hereto agrees that the other party to this Agreement shall have the right, to the extent permitted by applicable law, to proceed against it or its property in a court in any location reasonably selected in good faith to enable such other party to realize on such property, or to enforce a judgment or other court order entered in favor of any such other party. Both of the parties hereto waive any objection that either may have to the location of the court in which the other party to this Agreement has commenced a proceeding described in this paragraph including, without limitation, any objection to the laying of venue or based on the ground of forum non conveniens.

                 8.11.3 The parties hereto waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise arising out of this Agreement. Instead, any disputes resolved in court will be resolved in a bench trial without a jury.

                 8.11.4 Both parties hereby irrevocably designate CT Corporation System as its designee, appointee and agent to receive, for and on behalf of it, service of process in any legal action or proceeding with respect to this Agreement. It is understood that a copy of such process serviced on such agent will be promptly forwarded by mail to it at its address set forth below the signatures of the parties below, but the failure to receive such copy shall not affect in any way the service of such process. Each of the parties hereto further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address given in this Agreement, such service to become effective four days after such mailing.





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                 8.11.5   Nothing herein shall affect the right of any party to
this Agreement to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.



                                       BOSTON MARKETING COMPANY, LTD.,
                                       a Japanese corporation,


                                       By:   /s/  HIROKI UMEZAKI
                                            ------------------------------
                                       Its:  President
                                            ------------------------------

                                       Notice Address:

                                       Boston Marketing Company, Ltd.
                                       12-1, 4-Chome Higashi-Nippon
                                       Arakawa-KU, Tokyo, Japan
                                       Attn:  [SIG]
                                             -----------------------------
                                       Telephone: (813) 3803 0155
                                       Fax: (813) 3803 6807

                                       EDUDATA CORPORATION,
                                       a Delaware corporation,


                                       By: /s/  ROBERT H. GUREVITCH
                                           -------------------------------
                                       Its: Chairman
                                           -------------------------------

                                       Notice Address:

                                       EDUDATA CORPORATION
                                       200 North Westlake Boulevard, Suite 202
                                       Westlake Village, CA  91362
                                       Attn: Robert H. Gurevitch
                                       Telephone: (805) 381-2700
                                       Fax: (805) 374-2137







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